Comparison of change in value of $10,000 investment in Dreyfus Growth Opportunity Fund, Inc. and the
Standard & Poor's 500 Composite Stock Price Index

EXHIBIT A:

                                              Standard &
                                              Poor's 500
                           Dreyfus            Composite
                           Growth               Stock
       PERIOD            Opportunity            Price
                         Fund, Inc.            Index *

      2/29/92              10,000               10,000
      2/28/93               9,264               11,064
      2/28/94              10,290               11,985
      2/28/95              10,074               12,865
      2/29/96              12,831               17,325
      2/28/97              15,698               21,855
      2/28/98              18,150               29,502
      2/28/99              20,067               35,331
      2/29/00              23,405               39,476
      2/28/01              19,082               36,237
      2/28/02              17,169               32,792

* Source: Lipper Inc.